EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



The Board of Directors
Rimage Corporation:

We consent to incorporation by reference in the Registration Statements (Nos. 333-34788, 333-53875, 33-71472, 333-69550 and 333-106901) on Form S-8 of Rimage
Corporation of our reports dated March 14, 2005, with respect to the consolidated balance sheets of Rimage Corporation and subsidiaries as of December 31, 2004 and 2003, and the related consolidated statements of operations, stockholders' equity and comprehensive income, cash flows for each of the years in the three-year period ended December 31, 2004, as well as the related financial statement schedule, management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 and the effectiveness of internal control over financial reporting as of December 31, 2004, which reports appear in the December 31, 2004 annual report on Form 10-K of Rimage Corporation.



/s/ KPMG LLP



Minneapolis, Minnesota
March 16, 2005